EXHIBIT 5.1





                        [MILES & STOCKBRIDGE LETTERHEAD]


                                                                  March 12, 1997



HRE Properties, Inc.
321 Railroad Avenue
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 400,000 shares of common stock (the "Common Stock") of HRE Properties, Inc., a Maryland corporation (the "Corporation"), on its Registration Statement on Form S-8 (No. 33-41408) (the "Registration Statement"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Common Stock has been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,



                                          Miles & Stockbridge,
                                            a Professional Corporation



                                          By:      /s/ J.W. Thompson Webb
                                                   -----------------------------
                                                   J.W. Thompson Webb
                                                   Principal